Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Edward F. Murray, III, WY Secretary of State
FILED: 01/30/2015 09:04 AM
Original ID: 2010-000592649
Amendment ID: 2015-001694608

# Profit Corporation
# Articles of Amendment

1. Corporation name:

StrikeForce Technologies, Inc.

2. Article(s) 10 and 11 is amended as follows:

Effectuated a 650:1 Reverse Stock Split (pro-rata reduction of outstanding common shares) of our issued and outstanding shares of the ("Reverse Stock Split"); and

Reduced the authorized shares of common stock from nine billion (9,000,000,000) common stock to three billion (3,000,000,000) common stock, $.0001 par value, (the "Reduction in Authorized"); and

Fractional shares of common stock in the Reverse Stock Split will be rounded up.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 01/29/2014 .
*(Date – mm/dd/yyyy)*

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

Received
JAN 27 2015
Secretary of State
Wyoming

**OR**

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

The amendment was duly approved by the shareholders in the manner required by the Wyoming Business Corporation Act and by the Articles of Incorporation of StrikeForce Technologies, Inc.

**Wyoming Secretary of State**
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

For Office Use Only

6. If an amendment was approved by the shareholders:

(A) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment: 6,499,205,160 and the number of votes of each voting group indisputably represented at the meeting: (without a meeting)

**AND**

(B) Either the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment **OR** the total number of undisputed votes cast for the amendment by each voting group and a statement that the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group:

7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

**Signature:** [signature]

**Date:** 01/29/2014
*(mm/dd/yyyy)*

*Print Name:* Mark L Kay

Title: Chairman and Chief Executive Officer

Contact Person: Mark L Kay

Daytime Phone Number: (732) 661-9641 Email: marklkay@strikeforcetech.com

Checklist
- ✓ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ✓ The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- ✓ Please submit one **originally signed** document and one exact photocopy of the filing.

**Wyoming Secretary of State**
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

**Edward F. Murray, III, WY Secretary of State**
**FILED: 02/11/2015 02:03 PM**
**Original ID: 2010-000592649**
**Amendment ID: 2015-001701635**

# Profit Corporation
# Articles of Correction

1. Corporation name:

StrikeForce Technologies, Inc.

2. Document to be corrected: Articles of Amendment

3. Filed with the Wyoming Secretary of State on: 01/30/2015
*(Date – mm/dd/yyyy)*

4. Incorrect statement:

Effective Date and Amendment Date was 1/29/2014 instead of 1/29/2015 which it should have been

5. Reason it is incorrect or manner in which the execution was defective:

Mis-typing of date.

6. Correct statement:

Amendment was adopted on 01/29/2015

Date: 02/04/2015
*(mm/dd/yyyy)*

**Signature:** [signature]

Print Name: Mark L. Kay

Title: CEO of StrikeForce Technologies, Inc.

Contact Person: Mark L. Kay

Daytime Phone Number: (732) 661-9641

Checklist

- ✓ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ✓ The document may be executed by the Chairman of the Board, President or another of its officers.
- ✓ Please submit one **originally signed** document and one exact photocopy of the filing.
- ✓ **Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing of your documents.**

Received FEB -5 2015 Secretary of State Wyoming